Exhibit 20.1


OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                       Mar-01


                                          Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                           Ending                Scheduled
Principal              Scheduled        Prepaid            Liquidated           Pre-Funding         Principal             Gross
Balance                Principal        Principal          Principal                                Balance               Interest
------------------------------------------------------------------------------------------------------------------------------------

 244,597,851.39    (471,804.34)      (1,493,762.58)      (432,640.22)              0.00          242,199,644.25         2,453,995.91
====================================================================================================================================
                       Scheduled                                    Amount
Servicing              Pass Thru             Liquidation            Available for                        Total
Fee                    Interest              Proceeds               Distribution                         Distribution
------------------------------------------------------------------------------------------------------------------------------------

  203,831.54          2,250,164.37        315,233.47            0.00          4,734,796.30              0.00      4,734,796.30
====================================================================================================================================


                                               Certificate Account
-----------------------------------------------------------------------------------------------------------------------------------

        Beginning                          Deposits                                            Investment              Ending
         Balance               Principal            Interest           Distributions            Interest               Balance
----------------------------------------------------------------------------------------------------------------------------------

            868,189.84       2,414,141.76          2,428,911.03        (4,374,925.68)              3,147.32          1,339,464.27
====================================================================================================================================


                          P&I Advances at Distribution Date
--------------------------------------------------------------------------------

    Beginning              Recovered            Current            Ending
     Balance               Advances            Advances           Balance
--------------------------------------------------------------------------------
  1,608,106.82           -1,608,106.82       1,480,081.85       1,480,081.85
================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                        March-01


Class B Crossover Test                                                           Test Met?
--------------------------------------------------------------                ---------------

(a) Remittance date on or after April 2005                                          N


(b) Average 60 day Delinquency rate <=              5.5%                            Y




(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates


                Apr. 2005 - Sept. 2006              7%                              N
                Oct. 2006 - Sept. 2007              8%                              N
                Oct. 2007 - Mar. 2009               9.5%                            N
                April 2009 and After                10.5%                           N


(e) Current realized loss ratio <=                  3.00%                           Y

(f) Does subordinated cert. percentage equal or
     exceed                                         56.840%
     of stated scheduled pool balance

                Beginning M balances                            41,323,000.00

                Beginning B balances                            27,993,000.00

                Overcollateralization                            7,997,938.14
                                                              ----------------
                                                                77,313,938.14
                Divided by beginning pool
                balance                                        244,597,851.39
                                                              ----------------
                                                                      31.609%       N
                                                              ================

Average 60 day delinquency ratio:


                            Over 60s           Pool Balance              %
                       ---------------------------------------------------------

Current Mo                   8,674,616.76         242,199,644.25       3.58%
1st Preceding Mo             7,187,777.09         244,597,851.39       2.94%
2nd Preceding Mo             5,958,635.88         246,491,852.27       2.42%
                                                      Divided by         3
                                                                 ---------------
                                                                       2.98%
                                                                 ===============












Cumulative loss ratio:

                        Cumulative losses             232,152.57
                                          -----------------------
Divided by Initial Certificate Principal          266,597,938.14      0.087%
                                                                 ===============




Current realized loss ratio:

                       Liquidation                 Pool

                             Losses              Balance
                       ------------------------------------------
                 Current Mo                     117,406.75        244,597,851.39
                 1st Preceding Mo                41,581.64        246,491,852.27
                 2nd Preceding Mo                58,646.46        249,997,938.57
                                        ----------------------------------------
                                                217,634.85        247,029,214.08
                                                                                       0.352%
                                                                                  ==================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                            Mar-01



                                                                            Delinquency Analysis

                                                   31 to 59 days                60 to 89 days            90 days and Over
                No. of     Principal                       Principal                Principal                 Principal
                Loans      Balance                #        Balance         #        Balance          #        Balance
                ------------------------------------------------------------------------------------------------------------

Excluding Repos      6,747     238,355,394.66     164     5,127,973.10    62       2,291,316.47     70       2,822,315.28

          Repos        110       3,844,249.59       5       197,199.39    14         577,949.80     89       2,983,035.21
                ------------------------------------------------------------------------------------------------------------

          Total      6,857     242,199,644.25     169     5,325,172.49    76       2,869,266.27    159       5,805,350.49
                ============================================================================================================

                                                                                  Repossession Analysis
                                                        Active Repos           Reversal       Current Month
                        Total Delinq.              Outstanding                (Redemption)        Repos             Cumulative Repos
                               Principal               Principal             Principal             Principal            Principal
                     #         Balance          #      Balance         #      Balance        #     Balance       #      Balance
                -------------------------------------------------------------------------------------------------------------------

Excluding Repos    296       10,241,604.85    110     3,844,249.59    -2     (47,320.83)    32    1,123,406.98   138   4,543,995.92

          Repos    108        3,758,184.40
                ---------------------------

          Total    404       13,999,789.25
                ===========================

                  5.9%               5.78%
                 ==========================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                             Mar-01

REPOSSESSION LIQUIDATION REPORT



                                     Liquidated                                                                        Net
     Account     Customer            Principal         Sales           Insur.          Total     Repossession      Liquidation
     Number        Name               Balance         Proceeds        Refunds         Proceeds     Expenses         Proceeds
-----------------------------------------------------------------------------------------------------------------------------------
    0075614   DAVID W BARDEN         4,379.20       2,000.00           0.00         2,000.00       660.00          1,340.00
    0086660   WILLIAMS JR MICHAEL    6,206.45         500.00           0.00           500.00       660.00           (160.00)
    0130542   LILLIAN V ASH          9,199.07      13,500.00           0.00        13,500.00     6,295.00          7,205.00
    2265395   BOBBY SHORT           31,927.18      30,400.00           0.00        30,400.00     6,802.00         23,598.00
    2278935   JASON JACOBS          36,060.48      32,900.00         565.24        33,465.24     6,877.00         26,588.24
    2282994   SONNY P FANNON        24,524.14      24,400.00         294.00        24,694.00     6,622.00         18,072.00
    2292266   REGINA ENGLISH        27,317.69      24,400.00       1,888.54        26,288.54     6,622.00         19,666.54
    2301505   SHERRI HARDY          24,975.68      25,900.00         246.08        26,146.08     6,667.00         19,479.08
    2317048   PEGGY A CRAVENS       32,468.00      38,900.00         836.77        39,736.77     7,057.00         32,679.77
    2214229   RONNIE FOX            42,147.16      40,900.00       1,411.38        42,311.38     7,117.00         35,194.38
    2219202   JAMES E SCROGGINS     35,903.21      32,400.00         642.63        33,042.63     6,862.00         26,180.63
    2279578   DIANNA L HARTMAN      24,320.45      26,000.00         263.71        26,263.71     5,890.00         20,373.71
    2292563   KITTY LIVINGSTON      30,158.45      31,500.00         807.87        32,307.87     6,835.00         25,472.87
    2302602   KATHRINE EIDSON       43,860.64      47,150.00         283.41        47,433.41     7,534.50         39,898.91
  **2263440   ROGER CONWAY           7,004.64           0.00           0.00             0.00         0.00              0.00
  **2320786   SHARLEAN WARD         52,187.78           0.00      52,430.00        52,430.00         0.00         52,430.00
                                                                                        0.00                           0.00
                                                                                        0.00                           0.00
                                                                                        0.00                           0.00
                                                                                        0.00                           0.00
                                                                                        0.00                           0.00
                                                                                        0.00                           0.00
                                                                                        0.00                           0.00
                                                                                        0.00                           0.00
                               ----------------------------------------------------------------------------------------------------
                                   432,640.22     370,850.00      59,669.63       430,519.63    82,500.50        348,019.13
                               ====================================================================================================
                                 **CHARGE OFF

                                                                          Net            Current
     Account     Customer            Unrecov.    FHA Insurance         Pass Thru       Period Net       Cumulative
     Number        Name              Advances      Coverage            Proceeds        Gain/(Loss)     Gain/(Loss)
----------------------------------  ------------------------------------------------------------------------------
    0075614   DAVID W BARDEN         1,261.12          0.00               78.88        (4,300.32)
    0086660   WILLIAMS JR MICHAEL    1,630.17          0.00           (1,790.17)       (7,996.62)
    0130542   LILLIAN V ASH          1,957.63          0.00            5,247.37        (3,951.70)
    2265395   BOBBY SHORT            2,558.84          0.00           21,039.16       (10,888.02)
    2278935   JASON JACOBS           2,903.41          0.00           23,684.83       (12,375.65)
    2282994   SONNY P FANNON         2,262.71          0.00           15,809.29        (8,714.85)
    2292266   REGINA ENGLISH         1,934.46          0.00           17,732.08        (9,585.61)
    2301505   SHERRI HARDY           2,063.26          0.00           17,415.82        (7,559.86)
    2317048   PEGGY A CRAVENS        1,850.98          0.00           30,828.79        (1,639.21)
    2214229   RONNIE FOX             2,839.88          0.00           32,354.50        (9,792.66)
    2219202   JAMES E SCROGGINS      2,732.35          0.00           23,448.28       (12,454.93)
    2279578   DIANNA L HARTMAN       2,261.75          0.00           18,111.96        (6,208.49)
    2292563   KITTY LIVINGSTON       2,418.18          0.00           23,054.69        (7,103.76)
    2302602   KATHRINE EIDSON        2,331.78          0.00           37,567.13        (6,293.51)
  **2263440   ROGER CONWAY             691.33          0.00             (691.33)       (7,695.97)
  **2320786   SHARLEAN WARD          1,087.81          0.00           51,342.19          (845.59)
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00

                                    -------------------------------------------------------------
                                    32,785.66          0.00          315,233.47      (117,406.75)    (232,152.57)
                                    =============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                  Mar-01

CERTIFICATE PRINCIPAL ANALYSIS


                     PRINCIPAL
                                               Beginning           Beginning
Senior             Original Certificate      Certificate     Principal Shortfal
Certificates             Balance               Balance            Carry-Over
-------------------------------------------------------------------------------

A-1                    189,284,000.00      164,084,568.23          0.00





                     ----------------------------------------------------------
Total Certificate
Principal Bal.         189,284,000.00      164,084,568.23          0.00
                     ==========================================================



                                                           Ending Principal
Senior          Current Principal         Current          Shortfall Carry-
Certificates           Due             Principal Paid            Over
-----------------------------------------------------------------------------

A-1              2,398,207.14           2,398,207.14             0.00





                 --------------------------------------------------------------
Total Certificate
Principal Bal.        2,398,207.14         2,398,207.14                 0.00
                 ==============================================================

                   Accelerated
                   Principal        Ending                       Principal Paid
Senior            Distribution    Certificate                      Per $1,000
Certificates        Amount         Balance        Pool Factor     Denomination
-------------------------------------------------------------------------------

A-1                542,335.07    161,144,026.02    85.13346%         15.53508





                 ------------------------------
Total Certificate
Principal Bal.     542,335.07    161,144,026.02
                 ==============================


                                                                    Beginning              Beginning
Subordinate                                    Original Certificate Certificate            Principal Shortfall   Current Principal
Certificates                                   Balance              Balance                Carry-Over            Due
                                               ------------------------------------------------------------------------------------

M-1                                                   26,660,000.00          26,660,000.00                  0.00               0.00
M-1 Outstanding Writedown                                                             0.00

M-2                                                   14,663,000.00          14,663,000.00                  0.00               0.00
M-2 Outstanding Writedown                                                             0.00

B-1                                                   13,330,000.00          13,330,000.00                  0.00               0.00
B-1 Outstanding Writedown                                                             0.00

B-2                                                   14,663,000.00          14,663,000.00                  0.00               0.00
B-2 Outstanding Writedown                                                             0.00

Excess Asset Principal Balance                         7,997,938.14          11,197,283.16
                                               ------------------------------------------------------------------------------------

Total Excluding Writedown Balances                    77,313,938.14          80,513,283.16                  0.00               0.00
                                               ====================================================================================

All Certificates Excluding Writedown Balances        266,597,938.14         244,597,851.39                  0.00       2,398,207.14
                                               ====================================================================================


                                                                                                            Accelerated
                                                                  Ending Principal     Current              Principal
Subordinate                                  Current              Shortfall Carry-     Writedown/           Distribution
Certificates                                 Principal Paid       Over                 (Writeup)            Amount
                                             --------------------------------------------------------------------------------------

M-1                                                        0.00                 0.00                 0.00
M-1 Outstanding Writedown                                                                            0.00

M-2                                                        0.00                 0.00                 0.00
M-2 Outstanding Writedown                                                                            0.00

B-1                                                        0.00                 0.00                 0.00
B-1 Outstanding Writedown                                                                            0.00

B-2                                                        0.00                 0.00                 0.00
B-2 Outstanding Writedown                                                                            0.00

Excess Asset Principal Balance                                                                                       (542,335.07)
                                             --------------------------------------------------------------------------------------

Total Excluding Writedown Balances                         0.00                 0.00                 0.00            (542,335.07)
                                             ======================================================================================

All Certificates Excluding Writedown Balances      2,398,207.14                 0.00                 0.00                   0.00
                                             ======================================================================================




                                                Ending                                         Principal Paid
Subordinate                                    Certificate                                       Per $1,000
Certificates                                    Balance                       Pool Factor       Denomination
                                               ----------------------------

M-1                                                        26,660,000.00        100.00000%            0.00000
M-1 Outstanding Writedown                                           0.00

M-2                                                        14,663,000.00        100.00000%            0.00000
M-2 Outstanding Writedown                                           0.00

B-1                                                        13,330,000.00        100.00000%            0.00000
B-1 Outstanding Writedown                                           0.00

B-2                                                        14,663,000.00        100.00000%            0.00000
B-2 Outstanding Writedown                                           0.00

Excess Asset Principal Balance                             11,739,618.23
                                               --------------------------

Total Excluding Writedown Balances                         81,055,618.23
                                               ==========================

All Certificates Excluding Writedown Balances             242,199,644.25
                                               ==========================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO.         MONTH                         Mar-01

CERTIFICATE INTEREST ANALYSIS


                                                                             Current
                  Pass         Beginning Carry-                             Carry-Over
Senior           Through        Over Priority        Current Priority    Priority Interest
Certificates      Rate         Interest Balance      Interest Accrual         Accrual              Paid
               -----------------------------------------------------------------------------------------------------

A-1                 7.7200%                   0.00          1,055,610.72              0.00         1,055,610.72

                                    --------------------------------------------------------------------------------

Total                                         0.00          1,055,610.72              0.00         1,055,610.72
                                    ================================================================================




                                      Interest
                 Ending               Paid Per
Senior         Carry-Over               1000               Total Class
Certificates     Balance            Denomination          Distribution
               --------------------------------------------------------

A-1               0.00               5.57686             3,996,152.93

                  -----                            --------------------

Total             0.00                                   3,996,152.93
                  =====                            ====================



                                                                                      Current
                          Pass         Beginning Carry-                             Carry-Over
Subordinate              Through        Over Priority        Current Priority    Priority Interest  Priority Interest
Certificates              Rate         Interest Balance      Interest Accured         Accured              Paid
                      ---------------------------------------------------------------------------------------------------

M-1                         8.4900%                   0.00            188,619.50              0.00           188,619.50


M-2                         8.9000%                   0.00            108,750.58              0.00           108,750.58


B-1                         9.4200%                   0.00            104,640.50              0.00           104,640.50

B-2                        10.5000%                   0.00            128,301.25              0.00           128,301.25

X                                             3,314,211.32            659,741.82              0.00                 0.00

R                                                     0.00                  0.00              0.00                 0.00

Service Fee                 1.0000%                   0.00            203,831.54              0.00           203,831.54

Current Trustee Fees                                                                                           4,500.00

                                    -------------------------------------------------------------------------------------
Total                                         3,314,211.32          1,393,885.19              0.00           738,643.37
                                    =====================================================================================

 All Certificates                             3,314,211.32          2,449,495.91              0.00         1,794,254.09
                                    =====================================================================================




                          Ending               Beginning                         Current                                Ending
                        Carry-Over            Carry-Over         Current       Carry-Over                             Carry-Over
Subordinate          Priority Interest         Writedown        Writedown       Writedown        Writedown            Writedown
Certificates              Balance            Int. Balance     Int. Accrued    Int. Accrued     Interest Paid         Int. Balance
                     --------------------------------------------------------------------------------------------------------------

M-1                            0.00           0.00             0.00            0.00              0.00               0.00


M-2                            0.00           0.00             0.00            0.00              0.00               0.00


B-1                            0.00           0.00             0.00            0.00              0.00               0.00

B-2                            0.00           0.00             0.00            0.00              0.00               0.00

X                      3,973,953.14

R                              0.00

Service Fee                    0.00

Current Trustee Fees

                     ----------------------------------------------------------------------------------------------------
Total                  3,973,953.14           0.00             0.00            0.00              0.00               0.00
                     ====================================================================================================

 All Certificates      3,973,953.14           0.00             0.00            0.00              0.00               0.00
                     ====================================================================================================



                           Interest
                           Paid Per
Subordinate                  1000             Total Class
Certificates             Denomination        Distribution
                      ----------------------------------------

M-1                               7.07500          188,619.50


M-2                               7.41667          108,750.58


B-1                               7.85000          104,640.50

B-2                               8.75000          128,301.25

X                                                        0.00

R                                                        0.00

Service Fee                                        203,831.54

Current Trustee Fees                                 4,500.00

                                          --------------------
Total                                              738,643.37
                                          ====================

 All Certificates                                4,734,796.30
                                          ====================

 Cumulative X Interest Shortfall                 3,973,953.14
 Cumulative Accelerated Prin. Disb.             (3,741,800.57)
                                          --------------------
 Cumulative Losses                                 232,152.57
                                          ====================